Exhibit 10.4

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (“Assignment Agreement”) is made and entered into as of August 31, 2005 (“Effective Date”) by and between Marvel Characters, Inc., a Delaware corporation, with its principal office located at 9242 Beverly Boulevard, Suite 350, Beverly Hills, California 90210 (“MCI”), and MVL Rights LLC, a Delaware limited liability company, 9242 Beverly Boulevard, Suite 350, Beverly Hills, California 90210 (“MRI”).

WHEREAS, MVL Film Finance LLC (“MVL”), the financial institutions and conduit lenders party to such document (the “Lenders”), General Electric Capital Corporation, as Administrative Agent, and HSBC Bank USA, National Association, as Collateral Agent, entered into that certain Credit and Security Agreement of even date herewith (the ”Credit Agreement”) pursuant to which the Lenders have made available to MVL a film finance credit facility to fund the production of a slate of theatrical motion pictures (“Pictures”) to be developed and produced by MVL Productions LLC (“MPROD”); and

WHEREAS, MRI is a wholly-owned subsidiary of MCI, MVL is a wholly-owned subsidiary of MRI, and MCI is a wholly-owned subsidiary of Marvel Enterprises, Inc.; and

WHEREAS, MRI wishes to license certain of its rights in and to the Property (as defined below) to MVL in order to facilitate the production of Pictures pursuant to the MVL License Agreement; and

WHEREAS, in consideration of the MVL License, MVL will license certain rights relating to the Pictures and Literary Material to MRI and MRI will license such rights to MCI; and

WHEREAS, pursuant to the terms of this Assignment Agreement, the Trademarks (as defined below) are being assigned to MRI as a contribution to the capital of MRI and the Copyrights (as defined below) are being assigned to MRI in consideration for the rights and licenses granted to MCI pursuant to that certain MCI License (as defined below); and

WHEREAS, in connection with the foregoing agreements MCI wishes to sell, assign, grant, transfer and delegate to MRI all of MCI’s right, title, interest and obligation of every kind and nature in and to the Property and the MCI Agreements (as defined below); and

WHEREAS, MRI wishes to accept such assignment from MCI as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             DEFINED TERMS. When used in this Assignment Agreement, the following terms shall have the following definitions:

1.1              “Affiliate” means, as to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term “control”

(including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and polices of a Person, whether through the ownership of voting stock, by contract or otherwise.

1.2              “Character” means with respect to each Main Character, Subsidiary Character, and Minor Character, the visual image and complete descriptions of such characters as contained in the Marvel Handbook as defined in the MVL License Agreement.

1.3              “Character Title(s)” means those titles reflecting groupings of Main Characters and/or Subsidiary Characters set forth on Schedule 1.3.

1.4              “Copyright(s)” means all United States and non-U.S. copyrights whether registered or unregistered, and pending applications to register the same, for each Main Character and Subsidiary Character, excluding copyrights for any derivative works based on or including any of the foregoing, including without limitation, those copyrights set forth on Schedule 3.3(A) which lists the first appearance in a comic book of such Main Character and Subsidiary Character.

1.5              “Court Order” means any judgment, order, award or decree of any United States federal, state or local, or any supra-national or non-U.S., court or tribunal and any award in any arbitration proceeding.

1.6              “Domain Name(s)” means all Internet domain names, whether active or inactive, registered or under pending registration, with any top-level domain, which include a Main Character, Subsidiary Character or Character Title or any abbreviation thereof owned or controlled by MCI, including without limitation, those set forth on Schedule 3.3(A).

1.7              “Encumbrance” means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

1.8              “Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.

1.9              “Intellectual Property Rights” means all Copyrights, Trademarks, Domain Names, all national, foreign, state and common-law registrations, applications for registration, renewals and extensions of the foregoing, regardless of whether any such rights arise under the laws of the United States or any other state, country or jurisdiction, and all rights and remedies against infringement or other violation thereof.

1.10	“Main Character(s)” means those characters set forth on Schedule 1.10.
1.11	“Marvel Characters” means the Main Characters and Subsidiary Characters.
1.12	“Marvel Company” shall have the meaning set forth in the Master Agreement.

1.13           “Master Agreement” means that certain Master Development and Distribution Agreement of even date herewith among MVL, MPROD and Marvel Studios, Inc. with respect to the production and distribution of Pictures.

1.14	“Master Distributor” shall have the meaning set forth in the Master Agreement.

1.15           “MCI Agreements” means those agreements for or pertaining to a Main Character, Subsidiary Character or Character Title and those agreements for or pertaining to multiple Marvel Characters and/or Character Titles and other Marvel characters or titles but only to the extent such agreements pertain to the Marvel Characters and/or Character Titles, and all only with respect to those agreements that are currently in effect and which were entered into by MCI or an Affiliate of MCI, or any predecessor entity to MCI or an Affiliate of MCI, which have been assumed by MCI, as more specifically set forth on Schedule 1.15.

1.16           “MCI License Agreement” means that certain license agreement between MRI and MCI of even date herewith.

1.17	“Minor Characters” means those characters set forth on Schedule 1.17.
1.18	“MPROD” shall have the meaning set forth in the Master Agreement.

1.19           “MVL License Agreement” shall have the meaning set forth in the Master Agreement.

1.20	“Permitted Liens” has shall have the meaning set forth in the Master Agreement.

1.21           “Person” means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, or other entity, or a government or any political subdivision or agency thereof.

1.22           “Property” means the Main Characters, Subsidiary Characters, Minor Characters and Character Titles.

1.23           “Laws” means any United States federal, state and local, and any non-U.S., laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or arising under common law.

1.24	“Rights” shall have the meaning set forth in the MVL License Agreement.

1.25           “Short Form Copyright Assignment” means a copyright assignment suitable for recording in the United States Copyright Office, substantially in the form of Exhibit A attached hereto and made a part hereof.

1.26           “Short Form Trademark Assignment” means a trademark assignment suitable for recording in the United States Patent and Trademark Office, substantially in the form of Exhibit B attached hereto and made a part hereof.

1.27	“Subsidiary Characters” means those characters set forth on Schedule 1.27.

1.28           “Trademark(s)” means all United States, state and non-U.S. trademarks, service marks, trade names, designs, logos, slogans and general intangibles of like nature for each Main

Character, Subsidiary Character and Character Title, whether registered or unregistered, and pending registrations and applications to register the foregoing, together with all goodwill symbolized by the foregoing, including without limitation, those trademarks set forth on Schedule 3.3(A).

2.	RIGHTS.

2.1              Assignment of Rights. MCI hereby sells, assigns, grants, transfers and conveys to MRI all of MCI’s right, title and interest of every kind and nature throughout the world in perpetuity in and to the Property and the MCI Agreements, including without limitation, all Intellectual Property Rights and all other rights that may now or hereafter be vested in MCI with respect to the Property (i.e., the Copyright, to the extent it contains items or characters that are not part of the Property, is not being assigned or granted) and the MCI Agreements; and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued, including without limitation, the exclusive right to apply for and maintain all such Intellectual Property Rights; to sue for all past, present or future infringements or other violations of any rights in the Property, the MCI Agreements or the Intellectual Property Rights therein; and to settle and retain proceeds from any such actions; and any and all of MCI’s other right, title and interest of every kind and nature whatsoever in and to the foregoing.

2.2              Assumption of MCI Agreements. In connection with the assignment to MRI of the MCI Agreements, MRI hereby expressly assumes all of MCI’s obligations, duties and responsibilities set forth in each MCI Agreement and agrees to be bound by and to perform pursuant to the terms of each MCI Agreement as if an original party thereto.

2.3              Reserved Rights. MCI hereby reserves all right, title and interest of every kind and nature not expressly assigned to MRI hereunder, including without limitation, all right, title and interest of every kind and nature in and to any character and character title owned or controlled by MCI whether in whole or in part, other than those included in the Property; copyrights owned or controlled by MCI other than the Copyrights; trademarks, service marks and logos owned or controlled by MCI other than the Trademarks; domain names owned or controlled by MCI other than the Domain Names; and agreements entered into by MCI or any Affiliate of MCI, or predecessor entity to MCI or any Affiliate of MCI, which have been assumed by MCI other than the MCI Agreements (“Non-Property Reserved Rights”).

3.             REPRESENTATIONS AND WARRANTIES OF MCI. MCI represents and warrants to MRI as follows, as of the date of this Assignment Agreement:

3.1              Valid Existence. MCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as set forth herein and to grant the rights granted hereunder.

3.2	Authority; No Conflict.

(a)           This Assignment Agreement constitutes a legal, valid and binding obligation of MCI, enforceable against MCI in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). MCI has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Assignment Agreement and to perform its obligations hereunder. The execution, delivery and performance by MCI of this Assignment Agreement has been authorized by all necessary corporate action on the part of MCI.

(b)           The execution, delivery and performance of this Assignment Agreement will not directly or indirectly: (i) result in (with or without notice or lapse of time) a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any MCI Agreement (or other document, filing or registration pertaining to the Property or the Intellectual Property Right therein) which would materially impair the grant of the Rights; (ii) violate any order, writ, judgment, injunction, ruling, award or decree of any Governmental Body binding on MCI or any Affiliate of MCI; (iii) violate any statute, law or regulation of any jurisdiction governing the Property or the Intellectual Property Rights therein which would materially impair the Rights granted to MVL under the MVL License Agreement or the rights granted to MCI under the MCI License Agreement; or (iv) result in the cancellation, revocation or suspension of any registrations, consents, approvals, authorizations or certificates issued or granted by any Governmental Body which are held by or granted to MCI relating directly to the Property the cancellation of which would materially impair the Rights granted to MVL under the MVL License Agreement or the rights granted to MCI under the MCI License Agreement, other than notices, approvals, ratifications, waivers or authorizations that have already been obtained.

(c)           MCI will not be required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization from any person or entity (including, without limitation, any Governmental Body) in connection with: (i) the execution and delivery of this Assignment Agreement, or (ii) the consummation or performance hereof.

3.3	Property and Related Intellectual Property Rights.

(a)           Schedule 3.3(A) contains a complete and accurate list and description (showing in each case the registered or other owner, expiration date and registration or application number, if any where applicable) of all Copyrights, registered Trademarks, pending Trademark applications and Domain Names.

(b)           Schedule 3.3(B) contains a list and description of all agreements, contracts, licenses and assignments currently in effect that relate to any Copyrights, Trademarks or Domain Names.

(c)           Except as disclosed in Schedule 3.3(C): MCI (a) either: (i) owns all Copyrights free and clear of any Encumbrance, other than Permitted Liens; or (ii) has the exclusive, perpetual, royalty-free right to use, license and transfer the same, and (b) to the best of its knowledge either (i) owns the Trademark in and to each Main Character, Subsidiary Character and Character Title free and clear of any Encumbrance, other than Permitted Liens; or (ii) has the exclusive, perpetual, royalty-free right to use, license and transfer the same.

(d)           Except as disclosed in Schedule 3.3(C): (i) all registrations for Copyrights, Trademarks and Domain Names identified in Schedule 3.3(A) are valid and in force, and all applications to register any Copyrights, Trademarks or Domain Names so identified are pending and in good standing, all to the best of MCI’s knowledge without challenge of any kind; (ii) to the best of MCI’s knowledge, the Copyright and Trademark registrations set forth on Schedule 3.3(A) have not been cancelled or abandoned and are valid and enforceable; and (iii) neither MCI nor any of its Affiliates is in breach of any agreement affecting the Property or the Intellectual Property Rights therein, in each case, which would impair the Rights. Correct and complete copies of: (x) registrations for all Copyrights, Domain Names and Trademarks identified in Schedule 3.3(A); and (y) all pending applications to register unregistered Copyrights, Domain Names and Trademarks identified in Schedule 3.3(A) have heretofore been delivered by MCI to MRI.

(e)           Except as set forth in Schedule 3.3(C): (i) no infringement or misappropriation of any of the Property has occurred that would reasonably be likely to materially impair the grant of the Rights to MVL under the MVL License Agreement; (ii) no claim of any infringement, misappropriation, or violation of any right in the Property has been made or asserted that would be reasonably likely to prevent MRI from licensing the Rights to MVL pursuant to the MVL License Agreement; (iii) no proceedings are pending or, to the knowledge of MCI, threatened that challenge the validity, ownership or use of any of the Property owned by MCI that would be reasonably likely to materially impair the grant of the Rights pursuant to the MVL License Agreement; and (iv) MCI has not received any notice of any filing of any termination of any Copyright.

(f)            Except as disclosed in Schedule 3.3(C), all authors, creators, employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any Property on behalf of MCI or any predecessor in interest thereto: (i) created such materials in the scope of his or her employment; (ii) is a party to a “work-for-hire” agreement or other documentation under which MCI (or any such predecessor-in-interest) is deemed, acknowledged, claims, or on which MCI (or any predecessor in interest) has relied, such documentation to include the work-made-for-hire stamp and voucher system described on Schedule 3.3(F), to be the original owner/author of all right, title and interest therein; or (iii) has executed an assignment in favor of MCI (or any such predecessor in interest) of all right, title and interest in such material.

(g)           The Property and the Intellectual Property Rights therein and their uses comply with all applicable requirements of Laws and Court Orders.

(h)           MCI has complied with all requirements of Laws and Court Orders which are applicable to the Property or the Intellectual Property Rights therein.

(i)             Except as set forth on Schedule 3.3(I), there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of MCI or any Affiliate, threatened against MCI or any Affiliate in respect of the Rights.

Notwithstanding the representations and warranties above, MRI acknowledges that no representations or warranties whether express or implied are made or deemed made with respect to the Minor Characters.

4.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF MRI. MRI represents and warrants to MCI as follows, as of the date of this Assignment Agreement:

4.1              Valid Existence. MRI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to conduct its business as set forth herein and to perform all of the obligations it is assuming under the MCI Agreements.

4.2              Authority; No Conflict. This Assignment Agreement constitutes a legal, valid and binding obligation of MRI, enforceable against MRI in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). MRI has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Assignment Agreement and to perform its obligations hereunder. The execution, delivery and performance by MRI of this Assignment Agreement has been authorized by all necessary limited liability company action on the part of MCI.

4.3              Not in Public Domain. MRI shall take all reasonable actions so as to prevent the Property from falling into the public domain consistent with MCI’s conduct heretofore.

5.             FURTHER ASSURANCES. MCI agrees to execute, deliver and file such other documents and to take all such other actions which MRI, its successors and/or assigns, may reasonably request to effect the terms of this Assignment Agreement and to execute and deliver any and all affidavits, testimonies, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required, including without limitation, the execution and delivery by a duly authorized representative of MCI of the Short Form Copyright Assignment and Short Form Trademark Assignment. MCI hereby appoints MRI as its “special attorney-in-fact,” which appointment is coupled with an interest and is irrevocable, to act in the name of MCI for the sole purpose executing and filing such documents in place of MCI; provided, however, that MRI shall not exercise its rights as special attorney-in-fact unless MCI shall fail to execute and deliver any such document and thirty (30) days shall have elapsed following MRI’s delivery to MCI of MRI’s request to so execute.

6.	INDEMNIFICATION.

6.1              Indemnity. MCI shall indemnify, defend and hold harmless MRI and its directors, officers, employees and agents (“MRI Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) in connection with any suit, demand or action by any unaffiliated (e.g., not by a Lender, the Insurer, a Marvel Company, the Collateral Agent or the Administrative Agent unless such party is seeking indemnification pursuant to its right to seek indemnification under the Transaction Documents) third party (“Losses”) arising out of or resulting from (A) any breach of its representations or warranties set forth in this Assignment Agreement; (B) any claim that the grant of Rights infringes or violates any copyright, trademark, common law literary, personal, dramatic or motion picture rights of any third party; or (C) any pre-existing agreement to which MCI is a party based on MCI entering into this Assignment Agreement. Notwithstanding the foregoing, MCI’s indemnification obligations set forth in this Section shall not apply to Losses that arise out of or result from (i) any MRI Indemnitee’s negligence or willful misconduct, (ii) the exploitation of the Rights, but only to the extent that such Losses (x) do not also arise out of a breach by MCI of its representations or warranties set forth in this Assignment Agreement, or (y) would be covered by MCI’s indemnification obligation set forth in subpart (B) of this Section 6.1, (iii) a breach by MRI of this Assignment Agreement or of its representations, warranties or covenants set forth herein, or (iv) any Losses for which MVL has an indemnification obligation to MRI pursuant to the MVL License Agreement.

6.2              Minor Characters. Notwithstanding the foregoing, from and after such time as MPROD is replaced as the Master Distributor or Development Company, MCI shall have no indemnification obligations with respect to Losses involving or arising out of Minor Characters used in or in connection with a Picture other than Pictures produced by MPROD prior to such replacement but only to the extent such Picture is not modified after such replacement. Following a replacement of MPROD as the Master Distributor or Development Company under the Master Agreement, MCI agrees to provide MRI with reasonable access to its records pertaining to the Minor Characters reasonably requested by MRI so as to permit MRI to conduct its own due diligence investigation with respect to the chain of title of the Minor Characters.

6.3              Indemnification Procedures for MRI. Promptly after receipt by any MRI Indemnitee of any third party claim or the commencement of any action, such MRI Indemnitee shall (A) notify MCI in writing of any such claim (including a copy of any related complaint, summons, notice or other instrument); (B) provide MCI with reasonable assistance to settle or defend such claim, at MCI’s own expense; and (C) grant to MCI the right to control the defense and/or settlement of such claim, at MCI’s expense; provided, however, that (1) the failure to so notify, provide assistance and grant authority and control shall not relieve MCI of any of its obligations hereunder except to the extent MCI is prejudiced by such failure, and (2) MCI shall not, without the MRI Indemnitee’s consent (such consent not to be unreasonably withheld or delayed), agree to any settlement which (i) makes any admission on behalf of the MRI Indemnitee; or (ii) consents to any injunction against the MRI Indemnitee (except an injunction relating solely to the MRI Indemnitee’s continued use of any infringing Intellectual Property), and (3) the MRI Indemnitee shall have the right, at its expense, to participate in any legal proceeding to contest and defend a claim and be represented by legal counsel of its choosing, but shall have no right to settle a claim without MCI’s written consent.

6.4              Indemnification by MRI. MRI shall indemnify, defend and hold harmless MCI and its parent company and their directors, officers, employees and agents (“MCI Indemnitees”) from and against any and all Losses arising out of or resulting from (A) any breach of MRI’s representations, warranties or covenants set forth in this Assignment Agreement; (B) from and after the date on which MPROD is replaced as the Master Distributor, (i) the exercise or exploitation of the Rights in a manner which results in a breach of the MCI License Agreement; (ii) any material (whether written, visual or aural) added to or used in conjunction with the Property created by a third party; (iii) the use of a Minor Character in or in connection with a Picture; and (C) the exercise or exploitation of the Rights but only to the extent such Losses do not arise out of a breach by MCI of its representations or warranties set forth in this Assignment Agreement or would be covered by MCI’s indemnification obligation set forth in subpart (B) of Section 6.1.

6.5              Indemnification Procedures for MCI. Promptly after receipt by any MCI Indemnitee of any third party claim or the commencement of any action, such MCI Indemnitee shall (A) notify MRI in writing of any such claim (including a copy of any related complaint, summons, notice or other instrument); (B) provide MRI with reasonable assistance to settle or defend such claim, at MRI’s own expense; and (C) grant to MRI the right to control the defense and/or settlement of such claim, at MRI’s expense; provided, however, that (1) the failure to so notify, provide assistance and grant authority and control shall not relieve MRI of any of its obligations hereunder except to the extent MRI is prejudiced by such failure, (2) MRI shall not, without the MCI Indemnitee’s consent (such consent not to be unreasonably withheld or delayed), agree to any settlement which (i) makes any admission on behalf of the MCI Indemnitee; or (ii) consents to any injunction against the MCI Indemnitee (except an injunction relating solely to the MCI Indemnitee’s continued use of any infringing Intellectual Property), and (3) the MCI Indemnitee shall have the right, at its expense, to participate in any legal proceeding to contest and defend a claim and be represented by legal counsel of its choosing, but shall have no right to settle a claim without MRI’s written consent.

7.             ASSIGNMENT/DELEGATION. Each party may assign and delegate this Assignment Agreement, and any or all of its rights, privileges and obligations hereunder, to any third party, provided such third party expressly agrees in writing to be bound by the terms and conditions of this Assignment Agreement. This Assignment Agreement shall be binding upon each party’s successors and assigns subject to compliance with the immediately preceding sentence.

8.             TREATMENT IN BANKRUPTCY. The parties intend this Assignment Agreement to constitute an absolute assignment, including without limitation, for true sale and true transfer purposes. If for any reason this Assignment Agreement is deemed to be a license, then the parties intend that the rights granted by MCI to MRI hereunder be governed by 11 USC Section 365(n) in the event of the bankruptcy or insolvency of MCI, to the greatest extent permitted by law. MCI recognizes that, notwithstanding any rejection of this Assignment Agreement in any bankruptcy proceeding, MRI may, to the greatest extent permitted by law, elect to continue to enjoy all rights granted herein for the entire term provided in this Assignment Agreement.

9.             NOTICE. Any notice herein required or permitted to be given will be given in writing and may be delivered personally to any officer of MCI or MRI, or as appropriate, by express courier, registered or certified mail (postage and fees prepaid, with return receipt requested), or by facsimile transmission to the address set forth below. Either party may from time to time specify or change the address for such notice by giving written notice thereof to the other party in the manner provided in this Paragraph. A notice will be deemed given three (3) days after deposit if by express courier, five (5) days after deposit if by regular mail or upon transmission (with conformation of receipt) if by telecopier.

If to MCI:	Marvel Characters, Inc.
9242 Beverly Boulevard
Suite 350
Beverly Hills, California 90210
Attention: President
Fax: (310) 285-9825

With a copy to:	Marvel Enterprises, Inc.
417 5th Avenue
New York, New York 10016
Attention: General Counsel
Fax: (212) 576-4005

and

Liner Yankelevitz Sunshine & Regenstreif LLP
1100 Glendon Avenue, 14th Floor
Los Angeles, California 90024
Attention: Joshua B. Grode, Esq.
Fax: (310) 500-3501

If to MRI:	MVL Rights LLC
9242 Beverly Boulevard
Suite 350
Beverly Hills, California 90210

Attention: President
Fax: (310) 285-9825

10.	MISCELLANEOUS.

10.1           Governing Law/Venue. This Assignment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflict of law rules thereof.

10.2           Arbitration. Any and all disputes or controversies of any nature between them arising at any time shall be determined by binding arbitration in accordance with the Commercial Arbitration Rules of JAMS before a single neutral arbitrator (“Arbitrator”). The Arbitrator shall be an attorney or retired judge with experience in disputes concerning the entertainment business and with specific experience in licensing and shall be mutually agreed upon by MRI and MCI. If MRI and MCI are unable to agree on an Arbitrator, the Arbitrator shall be appointed by JAMS. The fees of the Arbitrator shall be borne equally by MRI and MCI; provided, however, that the Arbitrator may require that such fees be borne in such other manner as the Arbitrator determines is required in order for this arbitration clause to be enforceable under applicable law. The parties shall be entitled to conduct discovery in accordance with the discovery rules applicable in the Supreme Courts of the State of New York; provided, however, that (a) the Arbitrator must authorize such all discovery in advance based on findings that the material sought is relevant to the issues in dispute and that the nature and scope of such discovery is reasonable under the circumstances, and (b) discovery shall be limited to depositions and production of documents unless the Arbitrator finds that another method of discovery (e.g., interrogatories) is the most reasonable and cost efficient method of obtaining the information sought. There shall be a record of the proceedings at the arbitration hearing and the Arbitrator shall issue a Statement of Decision setting forth the factual and legal basis for the Arbitrator’s decision. If neither party gives written notice requesting an appeal within ten (10) business days after the issuance of the Statement of Decision, the Arbitrator’s decision shall be final and binding as to all matters of substance and procedure, and may be enforced by a petition to the Supreme Court, New York County, which may be made ex parte, for confirmation and enforcement of the award. If either party gives written notice requesting an appeal within ten (10) business days after the issuance of the Statement of Decision, the award of the Arbitrator shall be appealed to three (3) neutral arbitrators (the “Appellate Arbitrators”), each of whom shall have the same qualifications and be selected through the same procedure as the Arbitrator. The appealing party shall file its appellate brief within thirty (30) days after its written notice requesting the appeal and the other party shall file its brief within thirty (30) days thereafter. The Appellate Arbitrators shall thereupon review the decision of the Arbitrator applying the same standards of review (and all of the same presumptions) as if the Appellate Arbitrators were the Appellate Division of the New York State Supreme Court reviewing a judgment of the trial division of a New York State Supreme Court, except that the Appellate Arbitrators shall in all cases issue a final award and shall not remand the matter to the Arbitrator. The decision of the Appellate Arbitrators shall be final and binding as to all matters of substance and procedure, and may be enforced by a petition to the Supreme Court, which may be made ex parte, for confirmation and enforcement of the award. The party appealing the decision of the Arbitrator shall pay all costs and expenses of the appeal, including the fees of the Appellate Arbitrators and the reasonable outside attorneys’ fees of the opposing party, unless the decision of the Arbitrator is reversed, in which event the expenses of the appeal shall be borne as determined by the Appellate Arbitrators. The Arbitrator shall have the power to enter temporary restraining orders, preliminary and permanent injunctions. Prior to the appointment of the Arbitrator or for remedies beyond the jurisdiction of an arbitrator, at any time, either party may seek pendente lite relief in a court of competent jurisdiction in New York County, New York without thereby waiving its right to arbitration of the dispute or controversy under this Section. All arbitration proceedings (including proceedings before the Appellate Arbitrators) shall be closed to the public and confidential and all records relating thereto shall be permanently sealed, except as necessary to obtain court confirmation of the arbitration award. All arbitration proceedings shall be conducted in the state of New York, County of New York. The provisions of this Section shall supersede any inconsistent provisions of any prior agreement between the parties.

10.3           Severability. If any provision of this Assignment Agreement, or the application of any such provision to any party or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Assignment Agreement, and the application of such provision to the parties or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.4           Recovery of Fees by Prevailing Party. If any legal action, including without limitation, an action for arbitration or injunctive relief, is brought relating to this Assignment Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual outside attorneys’ fees paid or incurred in good faith.

10.5           Relationship of the Parties. This Assignment Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the parties and the parties shall at all times be and remain independent contractors. Except as expressly agreed by the parties in writing, neither party shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other party or to bind the other party in any respect whatsoever.

10.6           No Third Party Beneficiaries. The terms and provisions of this Assignment Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third party beneficiary rights upon any other person or entity.

10.7           Waiver/Counterparts. No waiver of any obligation by any party hereto under this Assignment Agreement shall be effective unless in writing, specifying such waiver, executed by the party making such waiver. A waiver by a party hereto of any of its rights or remedies under this Assignment Agreement on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of any other right of remedy at any time. This Assignment Agreement may be executed in counterparts, by facsimile or otherwise, each of which shall be deemed an original Assignment Agreement for all purposes, including the judicial proof of any of the terms hereof; provided, however that all such counterparts shall constitute one and the same Assignment Agreement.

10.8           Entire Agreement/Headings. This Assignment Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter herein and merges all prior discussions between the parties. All exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Assignment Agreement as and where referenced in this Assignment Agreement. No modification of or amendment to this Assignment Agreement will be effective unless in writing signed by the party to be charged. This Assignment Agreement shall be deemed to have been drafted jointly by the parties irrespective of the party who actually drafted the Assignment Agreement. The headings used in this Assignment Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.9           Security Interest. To the extent that this Assignment Agreement is deemed not to constitute an outright assignment of the Property to MRI, this Assignment Agreement shall constitute MCI’s grant to MRI of a lien on and security interest in all of MCI’s right, title and interest in and to the Property (hereafter, the “Assignment Collateral”), to secure the performance of all of MCI’s obligations to MRI hereunder. MRI shall be free to take all actions necessary to perfect and record its security interest in and to the Assignment Collateral and MCI agrees to execute any documents or instruments and make any filings and to take any actions as MRI may reasonably request in order for MRI to evidence and/or perfect its security interest in and to the Assignment Collateral. In the event MCI fails to execute any such document or take any such action after a reasonable period of time following its receipt of the request to do so, MRI may execute and MCI does appoint MRI as its special attorney-in-fact with the power to execute, and file such documents and take such action in the name of MRI, such appointment being coupled with an interest and irrevocable. The security interest created hereby in favor of MRI shall not create any security interest in or to any of the MRI Granted Rights as such term is defined in the MCI License Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment Agreement to be executed by a duly authorized officer as of the Effective Date.

MARVEL CHARACTERS, INC.,	MVL RIGHTS LLC,
a Delaware corporation	a Delaware limited liability company

By: /s/ John Turitzin	By: /s/ John Turitzin

Name: John Turitzin	Name: John Turitzin

Title: President	Title: Executive Vice President

SCHEDULE 1.3

CHARACTER TITLES

Avengers

Power Pack

SCHEDULE 1.10

MAIN CHARACTERS

Ant-Man (Henry Pym/Ant-Man and Scott Edward Lang/Ant-Man II)

Black Panther (T’Challa, Luke Charles)

Captain America (Steve Rogers, The Captain)

Cloak (Tyrone Johnson)

Dagger (Tandy Bowen)

Doctor Strange [or Dr. Strange] (Stephen Strange, Stephen Sanders, Sorcerer Supreme, Master of the Mystic Arts)

Hawkeye (Clint Barton, Hawkeye the Marksman)

Nick Fury

Shang-Chi (Master of Kung Fu)

Alex Power (Gee, Destroyer, Powerhouse, Powerpax, Zero-G)

Jack Power (Mass Master, Counterweight)

Julie Power (Lightspeed, Molecula, Mistress of Density)

Katie Power (Energizer, Starstreak)

_________________________

              The information included in parentheses after the name of a character in this Schedule 1.10 shows certain of the alternate names, civilian identities, aliases or former names of each such character. The alternate names, civilian identities, aliases and former names listed for a character relate specifically to the character, may only be used as alternate names, civilian identities, aliases and former names of that character and are included in this Schedule 1.10 to clarify and identify such character.

SCHEDULE 1.17

MINOR CHARACTERS

Ant-Man

Heroes

•	Goliath (Henry Pym’s alter ego)
•	Yellowjacket (Henry Pym’s alter ego)

Villains

•	Darren Cross
•	Egghead (Elihas Starr)
•	Whirlwind
•	Yellowjacket (Rita DeMara)
•	Elfqueen
•	Kosmosian

Other

•	Peggy Lang
•	Cassie Lang
•	Maria Trovaya
•	Vernon Van Dyne
•	Patricia “Trish” Starr
•	Rover
•	Ruth
•	Carl

Avengers

Heroes

•	Black Knight
•	Jack of Hearts
•	Tigra
•	Wonder Man

Villains

•	Collector
•	Korvac

_________________________

              The information included in parentheses after the name of a character in this Schedule 1.17 shows certain of the alternate names, civilian identities, aliases or former names of each such character. The alternate names, civilian identities, aliases and former names listed for a character relate specifically to the character, may only be used as alternate names, civilian identities, aliases and former names of that character and are included in this Schedule 1.17 to clarify and identify such character.

1

Other

•	Edwin Jarvis

Black Panther

Heroes

•	T’Chaka
•	Bashenga

Villains

•	Erik Killmonger
•	Baron Macabre
•	M’Baku the Man-Ape

Other

•	N’Yami
•	Chanda
•	Azzari the Wise
•	S’yan
•	Monica Lynne
•	Everett K. Ross
•	Jakarra
•	Khanata
•	Dr. Joshua Itobo
•	Ishanta
•	Zuni

Captain America

Heroes

•	Sharon Carter

Villains

•	Batroc the Leaper
•	Serpent Society
•	Arnim Zola
•	Dr. Faustus
•	Flag-Smasher
•	Viper I (Jordan Dixon, Jordan Stryke)

Other

•	Joseph Rogers
•	Sarah Rogers
•	Gail
•	Dr. Abraham Erskine (Professor Reinstein)
•	Peggy Carter

•	Bernadette Rosenthal
•	Arnold Roth
•	Myron Maclain

Cloak and Dagger

Villains

•	Mister Jip
•	Night
•	Day
•	Ecstasy
•	Mayhem (Brigid O’Reilly)

Other

•	Melissa Bowen
•	Mr. Bowen
•	Philip Carlisle
•	Father Michael Bowen
•	Rebecca “Rusty” Nales
•	Billy
•	Otis Johnson
•	Rob Daltry
•	Simon Marshall

Doctor Strange

Heroes

•	Wong

Villains

•	The Mindless Ones
•	Nightmare
•	Yandroth
•	Eternity
•	Kaluu
•	Nebulos
•	Satannish
•	Shuma-Gorath
•	Umar

Other

•	Rintrah

Hawkeye

Villains

•	Bombshell
•	Crossfire
•	Oddball
•	Silencer

Other

•	Harold Barton
•	Edith Barton
•	Bernard “Barney” Barton

Nick Fury

Heroes

•	Dum Dum Dugan
•	Gabe Jones
•	Clay Quatermain
•	Sharon Carter
•	James Woo

Villains

•	Gargantua (Leviathan)
•	Yellow Claw
•	Karl Kraus
•	Robert Rickard
•	Number 72
•	Zodiac

Other

•	Jack Fury
•	Dawn Fury
•	Sgt. Charles Bass
•	Professor Berthold Sternberg

Power Pack

Villains

•	Jakal
•	Queen Mother Maraud
•	Technocrat

Other

•	Dr. James Power
•	Margaret Power

•	Lord Kofi Whitemane
•	Byrel Whitemane
•	Lord Yrik Whitemane
•	Friday

Shang-Chi

Heroes

•	Ducharme (Agent D)

•	“Black” Jack Tarr
•	Leiko Wu

Villains

•	Zaran
•	Death Dealer
•	Sata
•	Skull Crusher
•	War-Yore
•	Shockwave
•	Pavane
•	Shadow-stalker
•	Carlton Velcro
•	Mordillo
•	Brynocki

Other

•	Cho Lin
•	M’Nai
•	Kwai Loo
•	Clive Reston

SCHEDULE 1.27

SUBSIDIARY CHARACTERS

Ant-Man

Heroes

Wasp (Janet Van Dyne)

Giant-Man (Henry Pym’s alter ego)

Avengers

Heroes

Falcon (Sam Wilson’s alter ego, “Snap” Wilson)

Vision

Wasp (Janet Van Dyne)

[Ant-Man]

[Captain America]

[Black Panther]

[Hawkeye]

[Nick Fury]

Villains

Kang the Conqueror

Ultron (Ultron 1 - 12, Ultron Mark Twelve)

Black Panther

Villains

The White Wolf (Hunter)

Captain America

Heroes

Bucky Barnes (James Barnes, “Bucky”)

Villains

Red Skull (Johann Schmidt, Cyrus Fenton, Bettman P. Lyles, Todd March, THE MAN!)

Crossbones

_________________________

              The information included in parentheses after the name of a character in this Schedule 1.27 shows certain of the alternate names, civilian identities, aliases or former names of each such character. The alternate names, civilian identities, aliases and former names listed for a character relate specifically to the character, may only be used as alternate names, civilian identities, aliases and former names of that character and are included in this Schedule 1.27 to clarify and identify such character.

             The characters in brackets (i.e., Ant-Man, Captain America, Black Panther, Hawkeye and Nick Fury) are Main Characters which may be used in connection with a motion picture based upon the Character Title the "Avengers."

Baron Zemo I and II (Baron Heinrich Zemo, The Heinrich Incarnation, Baron Helmut Zemo, The Helmut Incarnation)

Cloak and Dagger

Villains

D’Spayre

Doctor Strange

Heroes

The Ancient One

Clea

Villains

Baron Mordo

Dormammu

Hawkeye

Villains

Swordsman

Other

Trick Shot (Buck Chisholm)

Nick Fury

Villains

Jacob Fury (Scorpio)

Hydra

Baron Strucker (Baron Wolfgang Von Strucker, Don Antonio Caballero, Emir Ali Bey, John Bronson)

Madame Hydra (Viper II)

Power Pack

Villains

Snarks

Other

Aelfyre “Whitey” Whitemane

Kymellians

Shang-Chi

Villains

Razor-Fist I, II and III

The Cat (Shen Kui’s alter ego